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                                                                   Exhibit 10.59

                              SEPARATION AGREEMENT

      This Separation Agreement ("Agreement") is entered into between Horizon Medical Products, Inc., its affiliates and subsidiaries (collectively, the "Company"), on the one hand, and Marshall B. Hunt ("Employee"), on the other hand.

                              W I T N E S S E T H:

      WHEREAS, Employee is employed by the Company as Chairman of the Board of Directors and as Chief Executive Officer pursuant to their Employment Agreement of March 16, 2002, as amended on November 15, 2002 and October 21, 2003;

      WHEREAS, Employee will resign from the Company effective January 16, 2004 (the "Termination Date");

      WHEREAS, the Company is offering additional consideration to Employee in exchange for a release and waiver of claims under, among other things, the Age Discrimination in Employment Act;

      WHEREAS, in recognition of Employee's executive position with the Company and his knowledge and experience concerning the Company's business and its confidential information and trade secrets, Employee has agreed to provide the Company with other protections as set forth herein;

      WHEREAS, the Company and Employee desire to settle fully and finally all claims Employee may have against the Company; and
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      WHEREAS, except as expressly provided herein, the Company and Employee intend that this agreement supersede and replace any and all other agreements entered into between the Company and Employee, except as otherwise provided herein;

      NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

1.    Severance.

      The Company shall provide Employee with the following (the "Severance Payments"):

      A. 2003 Bonus - $181,084.00, less applicable withholding for taxes and other amounts required by law to be withheld, within seven (7) days of the Effective Date (as defined herein);

      B. Prorated Deemed 2004 Bonus - $105,000.00, less applicable withholding for taxes and other amounts required by law to be withheld, on April 1, 2005;

      C. Notification Period Salary - $105,000.00, less applicable withholding for taxes and other amounts required by law to be withheld, in eight (8) equal installments of $13,125.00 on or before the first (1st) and fifteenth (15th) day of each consecutive calendar month from the time period January 1, 2004 through April 30, 2004 (the "Notification Period");

      D. Severance Period Salary - $315,000.00, less applicable withholding for taxes and other amounts required by law to be withheld, in twenty-four (24) equal installments of $13,125.00 on or before the first (1st) and fifteenth
(15th) day of each consecutive calendar month from the time period May 1, 2004 through April 30, 2005 (the "Severance Period");

      E. Severance Period Bonus - $128,267.89 less applicable withholding for taxes and other amounts required by law to be withheld, on January 1, 2005; and $52,816.11, less

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applicable withholding for taxes and other amounts required by law to be withheld, in seven (7) equal installments of $7,545.16 on or before the first
(1st) and fifteenth (15th) day of each consecutive calendar month from the time period January 15, 2005 through April 30, 2005;

      F. Notification and Severance Period Automobile Expense - $24,000.00 in sixteen (16) equal installments of $1,500.00 on or before the fifteenth (15th) day of each consecutive calendar month during the Notification and Severance Periods; and

      G. Notification and Severance Period Medical Expenses - during the Notification and Severance Periods, the Company will continue to pay disability and medical insurance premiums of $1,350.00 per month for Employee, and will reimburse Employee, not exceeding $1,181.00 per month, for medical expenses Employee incurs that are not covered by the medical and/or disability insurance carrier(s).

Provided, however, that in the event the Company has reason to believe that Employee has violated any of the covenants in Paragraphs 9, 10, 11, 12, 13, or 14 below, the Company shall notify Employee and, within 10 days following such notification, the Company and Employee shall each, in good faith, take reasonable efforts to definitively resolve any dispute concerning whether Employee has committed such a violation, and during such 10-day period, Employee shall have the right to cure such violation or otherwise make the Company whole. In the event that the Company and Employee are unable to definitively resolve any such dispute in such 10-day period, the Company shall, within two (2) business days, submit the claim or complaint to the American Arbitration Association ("AAA"). The parties shall agree on an arbitrator who will be appointed in accordance with AAA rules to resolve the dispute within three (3) days, and failing such agreement, the parties agree that the dispute will be arbitrated by an arbitrator appointed by AAA within five (5) days thereafter. The parties agree to schedule a hearing not

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later than twenty (20) days after the arbitrator is agreed upon or appointed, and any discovery permitted by the arbitrator shall be completed prior to the hearing. The parties agree that such hearing shall last no more than two (2) days. The parties agree that the arbitrator shall decide whether the dispute is arbitrable under this Agreement. The arbitration shall be conducted by the AAA using its employment arbitration protocol and shall be scheduled so that a decision may be rendered within five (5) days following the conclusion of the hearing. Such arbitration decision shall be binding and final on the parties. In addition to other rights and remedies the Company may have at law or equity, including as set forth in Paragraph 19 of this Agreement, in the event that the arbitrator decides that Employee has violated the covenant(s) in question, and the Company has suffered damages in excess of $50,000.00 (or, if such amount is not quantifiable, the breach was intentional and substantial), the Company shall immediately cease all remaining Severance Payments owing to Employee in accordance with the terms of this Agreement.

      Employee shall be paid all salary and benefits earned through the Termination Date. The Severance Payments include, replace and supercede all other severance benefits, salary, bonuses, unused vacation pay, and are in lieu of any and all other compensation (if any) to which Employee may be entitled from the Company. The Company agrees to make all Severance Payments to Employee contemplated by this Agreement in accordance with the Master Workout and Satisfaction of Judgment Agreement, dated as of December 19, 2003, by and among Chepstow Limited, Tyrian Limited, Employee, the Company and the other parties listed on the signature pages thereto (the "Master Agreement"). The Company agrees that Form 1099s will be supplied to Employee, if applicable, for Items
(F) and (G) above.

2.    Options to Purchase Common Stock of the Company.


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      The Company affirms its obligations to Employee under stock option agreements between the Company and Employee, including the non-qualified stock option agreement dated March 15, 2002, the non-qualified stock option agreement dated March 15, 2002 that was amended on November 15, 2002, the stock option agreement contained in the November 15, 2002 amendment to the Employment Agreement that the Company issued subject to the 1998 Stock Incentive Plan, the non-qualified stock option agreement dated February 23, 2003, and the stock option agreement dated October 21, 2003 (collectively, the "Option Agreements"). Notwithstanding any contrary provision in the Option Agreements, Employee and the Company understand and agree that: (1) only 500,000 shares (out of a possible 1,000,000) have vested or will vest under the March 15, 2002 non-qualified stock option agreement that was amended on November 15, 2002; and
(2) as articulated in the amendments to the ISO and Non-ISO Option Certificates, executed contemporaneously with this Agreement, Employee will have until two (2) years after the Termination Date to exercise the options granted on November 15, 2002 pursuant to the 1998 Stock Incentive Plan (the "Plan Options"). The Company and Employee acknowledge that the option certificates representing such Plan Options shall be modified so that the Plan Options may be exercised commencing January 16, 2004 and continuing for two (2) years after such date.

3.    Employee's Continued Affiliation With the Company.

      Notwithstanding any provision of this Agreement, Employee will complete his term as Director and Chairman of the Board of Directors. Employee agrees that the Company can make no commitment regarding Employee's reelection or nomination for reelection as a Director or Chairman of the Board of Directors. Employee agrees to remove his personal belongings from the Company's Atlanta office in a professional manner by the close of business on January 16,

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2004. Employee shall use his best efforts to have all "Purchased Property" (as defined in Paragraph 14) boxed up and maintained in his office no later than the close of business on January 16, 2004. Employee shall have until the close of business on January 20, 2004 to remove all Purchased Property. Employee further agrees that, effective as of the Termination Date, he: (1) will no longer serve as Chief Executive Officer; (2) will no longer be an employee of the Company;
(3) will no longer have any duties or rights as Chief Executive Officer or as an employee of the Company; (4) will no longer serve as a director or officer of any subsidiary of the Company; (5) will not take an active role in the management of the Company; and (6) will communicate with the Company's employees regarding the Company's business only in a manner typical of the Company's other Board members or as otherwise consistent with Employee's obligations and duties under this Agreement. The limitation imposed by subparagraph (6) of this Paragraph shall not preclude social communications by Employee with the Company's employees.

4.    Mutual Releases.

      A.    Release of the Company.

      In consideration of the Severance Payments, to which Employee understands and agrees he would not otherwise be entitled, Employee, for himself and as a shareholder, hereby releases and forever discharges the Company and its predecessors, and their respective current and former partners, members, shareholders, employees, trustees, agents, representatives, and clients (collectively the "Releasees"), from any and all claims, charges, demands, liabilities, suits, rights or causes of action, damages, costs, and expenses (including attorneys' fees) of any kind or nature, fixed or contingent, at law or equity or otherwise, including but not limited to those based on or relating to breach of contract or public policy; wrongful, retaliatory, or constructive

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discharge; any tort (whether in negligence, gross negligence, recklessness, or strict liability); any claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. Section 1981, the Americans With Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, as amended, or the Sarbanes-Oxley Act; any and all other claims for any discrimination, retaliation, personal or property injury, additional compensation, or health or fringe benefits; and any and all rights to or claims for attorneys' fees, damages (including contract, compensatory, punitive, or liquidated damages), or equitable relief, which Employee may ever have had, now have, or claim to have in the future, whether known or unknown at this time, for any acts, failures to act, events, or omissions from the beginning of time until the date Employee executes this Agreement, including without limitation on account of or arising directly or indirectly out of the Employment Agreement or Employee's relationship with the Company, the termination thereof, or any other aspect of Employee's current or former relationship with the Company or any of the other Releasees (collectively the "Employee Released Claims"). Without limitation of the foregoing, Employee specifically waives the benefit of any statute or rule of law which, if applied to this Agreement, would otherwise exclude from its binding effect any claims not now known by Employee to exist. This Release shall not apply to any agreements, obligations or undertakings of the Company provided for, or affirmed in this Agreement.

      B.    Release of Employee.

In consideration of the obligations undertaken herein by Employee, the Company expressly releases, acquits and forever discharges Employee of and from any and all claims, charges, demands, liabilities, suits, rights or causes of action, damages, costs, and expenses (including attorneys' fees) of any kind or nature, fixed or contingent, at law or equity or otherwise, or

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equitable relief, which the Company may ever have had, now have, or claim to have in the future, whether known or unknown at this time, for any acts, failures to act, events, or omissions from the beginning of time until the date the Company executes this Agreement, including without limitation on account of or arising directly or indirectly out of the Employment Agreement or Employee's relationship with the Company, the termination thereof, or any other aspect of Employee's current or former relationship with the Company (collectively the "Company Released Claims"). Without limitation of the foregoing, the Company specifically waives the benefit of any statute or rule of law which, if applied to this Agreement, would otherwise exclude from its binding effect any claims not now known by the Company to exist. This Release shall not apply to any agreements, obligations or undertakings of the Company provided for, or affirmed in this Agreement.

5. Employee's Release of Claims under the Age Discrimination in Employment Act of 1967, as Amended.

      Employee hereby knowingly and voluntarily releases, discharges and covenants not to sue Releasees, collectively, separately and severally, from or for any and all liability, claims, allegations, and causes of action arising under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), which Employee, Employee's heirs, administrators, executors, personal representatives, beneficiaries, and assigns may have or claim to have against Releasees. Notwithstanding any other provision or Section of this Agreement, Employee does not hereby waive any rights or claims under the ADEA that may arise after the date on which the Agreement is signed by Employee.

      Employee hereby acknowledges and represents that (a) Employee has been given a period of at least twenty-one (21) days to consider the terms of this Agreement, (b) the Company

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has advised Employee in writing to consult with an attorney prior to executing this Agreement, and (c) Employee has received valuable and good consideration to which Employee is otherwise not entitled in exchange for Employee's execution of this Agreement.

      Employee and the Company hereby acknowledge this Agreement shall not become effective or enforceable until the eighth (8th) day after it is executed by Employee ("Effective Date") and that Employee may revoke this Agreement at any time before the Effective Date.

      In the event Employee chooses to exercise Employee's option to revoke this Agreement, Employee shall notify the Company in writing to the Company's designated agent for this purpose, and return to the Company all monies paid pursuant to this Agreement, no later than 5:00 p.m. of the last day of the revocation period. Such notice shall be delivered to the Company by registered or certified mail, return receipt requested and addressed as follows:

                        Attention:  President
                        Seven North Parkway Square
                        4200 Northside Parkway, N.W.
                        Atlanta, Georgia 30327

6.    No Assignment, Sale, or Other Transfer of Released Claims.

      Employee and the Company represent and warrant that they respectively have not assigned, sold, or otherwise transferred, or purported to assign, sell, or otherwise transfer, to any person, firm, corporation, association, or entity whatsoever any of the Company Released Claims or the Employee Released Claims, except as may be provided in the Master Agreement. Each party hereby agrees to indemnify and hold harmless the other party (including any other adversely affected Releasee) against, without limitation, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, expenses (including attorneys' fees), causes of

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action, and judgments based on, arising out of, or connected with any such assignment, sale, or transfer or purported assignment, sale, or transfer.

7.    Claims for Attorneys' Fees, Costs, and Expenses.

      Employee understands and agrees that the aforesaid payments to him include and encompass therein any and all claims with respect to attorneys' fees, costs, and expenses for or by any and all attorneys who have represented him or with whom he has consulted or who have done anything in connection with the subject matter of this Agreement or any and all claims released herein.

8.    Indemnification for Loss of Consortium.

      Employee covenants and agrees that if there is any claim for loss of consortium against Releasees, or any other similar claim, arising out of or related to Employee's relationship or transactions with the Company (including, but not limited to, his employment or separation of employment with the Company), Employee agrees to indemnify and hold the Company harmless from any liability, including costs and expenses (as well as reasonable attorneys' fees) incurred by the Company as a result of any such claim.

9.    Nonassistance.

      Employee hereby covenants and agrees not to voluntarily assist, support, or cooperate with, directly or indirectly, any person or entity in pursuing any claim, administrative charge, or cause of action against the Company or any of the other Releasees, including without limitation by providing testimony or other information or documents, except under compulsion of law. If Employee is compelled to testify, nothing in this Agreement is intended to or shall prohibit him from providing complete and truthful testimony. Nor shall this Agreement in any way prevent

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Employee from cooperating with any investigation by any federal, state, or local governmental agency.

10.   Agreement to Cooperate.

      Employee further covenants and agrees that Employee shall cooperate with the Company in any pending or future matters, including without limitation any litigation, investigation (including, without limitation, investigations by the U.S. Food and Drug Administration ("FDA") or other FDA-related matters), or other dispute, in which Employee, by virtue of Employee's prior employment with the Company, has relevant knowledge or information. Without limiting the foregoing, Employee covenants and agrees to cooperate and to take all steps the Company deems necessary or appropriate in order to maintain the Company's compliance with the rules and regulations of the Securities and Exchange Commission and the American Stock Exchange (or other exchange or inter-dealer quotation system on which the Company's securities are listed), as in effect from time to time, as such rules relate to the minimum number of independent directors the Company must maintain at any given time, including, without limitation, entering into an amendment to the Amended and Restated Securityholders Agreement, dated as of October 21, 2003, by and among the Company, Employee and the other parties listed on the signature pages thereto, and any agreement related thereto. Employee further covenants and agrees to assist the Company in any action brought against it or any of its directors or employees under the Sarbanes-Oxley Act, including, without limitation, by providing the Company with any necessary certification under the Sarbanes-Oxley Act.

11.   Confidentiality of Agreement.

      A. The Company will issue a statement and press release within two (2) business days after the Termination Date in which the Company will state Employee is resigning as Chief

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Executive Officer, effective as of the Termination Date, for "personal reasons,"
and shall also state that Employee shall continue as Chairman of the Board of Directors.

      B. As of the Effective Date and henceforth, except as otherwise specifically provided in Section 12.C. of this Agreement, Employee agrees and covenants that he has maintained and will continue to maintain the confidentiality of, and not to disclose, reveal, publish, disseminate, or discuss, directly or indirectly, to or with any other person or entity the terms of this Agreement (including whether or not any amount was paid, the amount paid, or opinion(s) or information Employee may have with respect to this Agreement).

      C. The following disclosures, which are specific exceptions to Section 12.B. above, are permitted in the following limited circumstances:

            (i) Employee may make such disclosures as are reasonably necessary for tax reporting purposes;

            (ii) Employee may disclose the terms and amount paid under this Agreement as reasonably necessary to obtain legal, tax, or accounting advice or services;

            (iii) Employee may disclose the terms and amount paid under this Agreement to his spouse.

      D. Employee is permitted to disclose the terms of this Agreement to the extent required in any legal proceeding involving the enforcement of this Agreement, but, as to any other legal proceedings, Employee is permitted to disclose the terms of this Agreement only to the extent (1) specifically requested and consented to in writing by an officer or other authorized representative of the Company, or (2) compelled pursuant to a subpoena or other court order, provided, however, that before disclosing this Agreement pursuant to a subpoena or court order, Employee will provide notice to the Company that he has been served with such subpoena or

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court order, including by providing the Company with a copy thereof, and will not disclose this Agreement before the Company has had the opportunity to object to such disclosure within the time allowed by law or otherwise to act to protect such information from disclosure. Nothing in this provision shall be construed to require Employee to disobey any court order.

      E. Employee may disclose only the aspects of this Agreement which are required to be disclosed in connection with Employee's potential future employment, in accordance with applicable law, and in the event of any such disclosure, Employee shall use his best efforts to cause the recipient of such information to keep all such information confidential. Notwithstanding the foregoing, to the extent that the Company makes public the terms of this Agreement, Employee may also disclose and comment upon such terms.

      F. Employee understands and agrees that any other disclosure in any fashion of this Agreement or any of its terms shall constitute a material breach thereof.

12.   Confidential Information and Trade Secrets.

      Employee will hold in confidence all Trade Secrets of the Company that came into his knowledge during his employment with the Company, and will not disclose, publish or make use of at any time after the date of this Agreement such Trade Secrets without the prior written consent of the Company for so long as the information remains a Trade Secret. For purposes of this Agreement, "Trade Secret" means information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by,

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other persons who can obtain economic value from its disclosure or use; and (ii)
is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

      In addition, Employee will hold in confidence for two (2) years after the Termination Date all Confidential Information of the Company that came into his knowledge during his employment with the Company, and will not disclose, publish or make use of such Confidential Information without the prior written consent of the Company. For purposes of this Agreement, "Confidential Information" means any data or information, other than Trade Secrets, that is valuable to the Company and is not generally known to the public or to competitors of the Company.

      The restrictions set forth in this Section are in addition to and not in lieu of protections afforded to trade secrets and confidential information under applicable law. Nothing in this Agreement is intended to or shall be interpreted as diminishing or otherwise limiting the right of the Company under applicable law to protect its trade secrets and confidential information.

13.   Non-Disparagement.

      A.    By Employee.

      Except as otherwise required by law, Employee hereby agrees and covenants that he shall not make any statement, written or verbal, in any forum or media, or take any action in disparagement of the Company, either directly or through others, including but not limited to negative references to the Company's products, services, corporate policy, officers, directors, managers, owners and/or employees or any other action which may disparage the Company to the general public and/or the Company's employees, customers, suppliers, and/or business partners.

      B.    By the Company.


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      Except as otherwise required by law, the Company hereby agrees and covenants that its officers and directors shall not make any statement, written or verbal, in any forum or media, or take any action in disparagement of Employee, either directly or through others, including but not limited to negative references to Employee's service as an employee, officer, director, or board member of the Company.

14.   Company Property.

      A. Except as provided herein, all property, equipment, funds, books, records, files, memoranda, reports, lists, drawings, plans, sketches, documents, computer files, trade secrets, confidential and proprietary information, and other material of the Company (together with all copies thereof), which Employee used, prepared or came in contact with or possession of during the course of, or as a result of, his relationship with the Company shall remain the sole property of the Company. If he has not already done so, Employee will immediately return to the Company all such property or materials.

      B. Notwithstanding the generality of the foregoing, "Company Property" shall not include, and Employee shall be permitted to retain `Rolodex' and business contact materials, calendars, trip files and notes, documents and agreements related to any of Employee's obligations or rights, and documents of type provided to Board members. Additionally, in return for the payment of $5,000.00 ("Five Thousand Dollar Payment") to the Company, Employee shall be permitted to retain, and the Company shall relinquish title and any claim to, all furnishings, accessories (including rugs, lamps and wall hangings) and office equipment (including computers, fax machines and copiers) located in Employee's office on the Termination Date, or in his homes in Atlanta or Florida on the Termination Date (collectively,

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"Purchased Property"). The Five Thousand Dollar Payment shall be made by the
Company by deducting it from the 2003 Bonus.

15.   Attorneys' Fees, Costs, and Expenses.

      If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

16.   Reimbursement of Expenses.

      Employee acknowledges and agrees that any and all business related expenses incurred by Employee prior to the Termination Date not yet submitted for reimbursement must be submitted to the Company within thirty (30) days from the Effective Date. Employee acknowledges and agrees he is not entitled to reimbursement for any expenses incurred as Chief Executive Officer that are submitted after the thirtieth (30th) day following the Effective Date.

17.   Applicable Law.

      This Agreement has been entered into in and shall be governed by and construed under the laws of the State of Georgia without reference to the choice of law principles thereof.

18.   Injunctive Relief.

      Employee acknowledges that the restrictions and covenants contained in this Agreement are reasonably necessary to protect the good will and legitimate business interests of the Company and are not overbroad, overlong, or unfair (including in duration and scope). Employee acknowledges and agrees that the damage to the Company may be substantial and irreparable if Employee breaches any provision or portion of this Agreement and that such damages would be difficult if not impossible to determine, and therefore that the Company shall be entitled to obtain immediate temporary, preliminary and permanent injunctive relief by any

                                      -16-
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court of competent jurisdiction, without bond, to enforce the terms of this
Agreement and enjoin any activity violating or which would violate the provisions of this Agreement, in addition to any and all other rights or remedies available to the Company under applicable law, including damages and equitable relief.

19.   Remedies Upon Breach.

      Employee acknowledges and agrees that, in addition to the rights and remedies provided under this Agreement, the Company shall have such other rights and remedies existing under applicable law. Further, the parties agree that it may be difficult or impossible to establish the injury to the Company that would be caused by a breach of this Agreement causing damages to the Company. As such, in the event the arbitrator referred to in Paragraph 1 to this Agreement determines that Employee has violated the provisions of the Agreement, causing damages to the Company, Employee agrees that he shall be liable to the Company in an amount equal to $10,000.00 per occurrence. Additionally, notwithstanding the operation of Paragraph 1 of this Agreement, in the event that the arbitrator has determined that the Employee has violated the provisions of the Agreement, and the Company has suffered damages in excess of $50,000.00 (or, if such amount is not quantifiable, the breach was intentional and significant), Employee agrees that he shall be liable to the Company in an amount equal to no less than 33% of the Severance Payments paid to him prior to the Company's discovery of his breach of this Agreement, which sum the parties agree is a reasonable pre-estimation of the resulting probable injury to the Company. The Company reserves the right to seek additional damages in the event of a material breach of this Agreement.

20.   Severability.


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      In the event that any provision of this Agreement is held to be unenforceable, each and all of the other provisions of this Agreement shall remain in full force and effect. In addition, any provision that is held to be invalid or unenforceable shall be reformed or revised to permit it, and the rest of this Agreement, to be upheld and enforced to the maximum extent permitted by law.

21.   Modification.

      Subject to Paragraph 20 above, no provision of this Agreement may be changed, altered, modified, or amended except in writing signed by Employee and a duly authorized representative of the Company, which writing shall specifically reference this Agreement and the provision that the parties intend to change, alter, modify, or amend.

22.   Entire Agreement.

      The parties acknowledge and agree that this Agreement constitutes a full, final, and complete settlement of their differences relating to the subject matter hereof and supersedes and replaces any and all other written or oral exchanges, agreements, understandings, arrangements, or negotiations between them relating to the subject matter hereof, including the Employment Agreement, and affirmatively state that there are no other prior or contemporaneous agreements, exchanges, representations, arrangements, or understandings, written or oral, between them relating to the subject matter hereof other than that as set forth herein, in the Option Agreements, or in the Master Agreement, and that this Agreement, the Option Agreements, and the Master Agreement contain the sole and entire agreement between them with respect to the subject matter hereof. The parties further acknowledge and agree that language proposed for, deleted from, or otherwise changed in any drafts of this Agreement but not included herein shall not be considered in any way in the interpretation and application of this Agreement and shall not in any way affect the rights and obligations of the parties.


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23.   Waiver.

      No claim or right arising out of a breach or default under this Agreement may be discharged by a waiver of that claim or right unless the waiver is in writing and signed by the party to be bound by such waiver. A waiver by either party of a breach or default by the other party of any provision of this Agreement shall not be deemed a waiver of future compliance therewith and this Agreement in its entirety shall remain in full force and effect.

24.   Headings and Captions.

      The headings and captions in this Agreement are for convenience and reference only and shall in no way define, limit, expand, or otherwise affect the meaning or construction of any provisions of this Agreement.

25.   Joint Drafting.

      Both parties and/or their respective counsel have reviewed and approved this Agreement and, accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in any interpretation of this Agreement.

26.   Counterparts Acceptable.

      This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

27.   Successor in Interest.

      This Agreement shall inure to the benefit of any successor in interest of the Company, whether by merger, consolidation, transfer of all or substantially all of its assets, or otherwise. This Agreement shall inure to the benefit of Employee's heirs.

28.   Third Party Beneficiaries.

      Releasees other than the Company shall be third-party beneficiaries of this Agreement for the limited purpose of enforcing the general Release contained in Paragraph 4. Except as specifically described herein, this Agreement inures to the benefit of the parties only.

29.   No Admission of Liability.

      This Agreement is not intended to be, and shall not be construed as any admission of liability or wrongdoing of any kind by any party.

33.   Assignment.

      This Agreement may freely be assigned by the Company. It may not be assigned, in whole or in part, directly or by operation of law, by Employee, and any such assignment or purported assignment by Employee shall be null, void, and of no effect.

34.   Understanding.

      Employee acknowledges and represents that he has been given a reasonable time to consider this Agreement, that he has had the opportunity to seek the assistance of an attorney in considering this Agreement, that he has read this Agreement in full, and that he understands and voluntarily consents and agrees to each and every provision contained herein.

      IN WITNESS WHEREOF, the parties have entered into this Agreement as of the last date shown below.

                                         HORIZON MEDICAL PRODUCTS, INC.

      /s/ Marshall B. Hunt               By:         /s/ Robert J. Wenzel
------------------------------------        ------------------------------------
MARSHALL B. HUNT
                                         Print Name:       Robert J. Wenzel
                                                    ----------------------------
Date:       January 14, 2004
      ------------------------------
                                         Title:                  President
                                                    ----------------------------

                                         Date:     January 14, 2004
                                              ----------------------------------


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